Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 of Marsh & McLennan Companies, Inc. (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Brian Duperreault, the President and Chief Executive Officer, and Vanessa A. Wittman, the Executive Vice President & Chief Financial Officer, of Marsh & McLennan Companies, Inc. each certifies that, to the best of his or her knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Marsh & McLennan Companies, Inc.

Date: November 9, 2010	/s/ Brian Duperreault
Brian Duperreault
President and Chief Executive Officer

Date: November 9, 2010	/s/ Vanessa A. Wittman
Vanessa A. Wittman
Executive Vice President & Chief Financial Officer